                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]     Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          HARBOR BANKSHARES CORPORATION
                (Name of Registrant as Specified in Its Charter)

               Teodoro J. Hernandez, Vice President and Treasurer

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies: _________

(2)    Aggregate number of securities to which transaction applies: ____________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       ______________

(4)    Proposed maximum aggregate value of transaction: ______________

(5)    Total fee paid: _______________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount previously paid: ______________

(2)    Form, Schedule or Registration Statement No.: _____________

(3)    Filing Party: ____________

(4)    Date Filed: _____________

                          HARBOR BANKSHARES CORPORATION

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS















                        Important- Your Proxy is Enclosed

You are urged to sign and return the enclosed proxy promptly. If you attend the Annual Meeting and decide that you wish to vote in person or for any other reason desire to revoke your proxy, you can do so at any time prior to its use.

                          HARBOR BANKSHARES CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 16, 2003

To the Stockholders of Harbor Bankshares Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Harbor Bankshares Corporation (the "Company") will be held at Radisson Plaza, Lord Baltimore Hotel, 20 West Baltimore Street, Baltimore, Maryland 21201 on Wednesday, April 16, 2003, at 12:00 noon, Eastern Time, for the following purposes:

          1. To elect five directors of the Company to serve for three-year terms and one director of the Company to serve for an initial two-year term and until their respective successors are elected and have qualified.

          2. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 5, 2003 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS





Baltimore, Maryland                     George F. Vaeth, Jr.
March 14, 2003                          Corporate Secretary

                                 PROXY STATEMENT

                                  INTRODUCTION

     This proxy statement is furnished on or about March 14, 2003 to stockholders of Harbor Bankshares Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the annual meeting (the "Annual Meeting") of stockholders to be held at Radisson Plaza, Lord Baltimore Hotel, 20 West Baltimore Street, Baltimore, Maryland 21201, on Wednesday, April 16, 2003, at 12:00 noon, Eastern Time, and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders.

Proxies and Voting

     The accompanying proxy is solicited by the Board of Directors of the Company. The Board of Directors has selected Joseph Haskins, Jr. and George F. Vaeth, Jr., or either of them, to serve as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the Annual Meeting and vote in person whether or not he or she has previously given a proxy.

     The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail and by directors, officers and employees of the Company and its subsidiary, The Harbor Bank of Maryland (the "Bank"), without additional compensation to them. In some instances solicitation may be made by telephone or telegraph, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to their principals.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2002, is being mailed to the Company's stockholders concurrently with this proxy statement.

     Interested stockholders may obtain, without charge, a copy of the Company's Form 10-KSB, as filed with the Securities and Exchange Commission, upon written request to Teodoro J. Hernandez, Treasurer, Harbor Bankshares Corporation, 25 West Fayette Street, Baltimore, Maryland 21201.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 5, 2003 will be entitled to vote at the Annual Meeting. As of such date, there were outstanding and entitled to vote 702,518 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, each of which is entitled to one vote at the Annual Meeting. Cumulative voting is not permitted for the election of directors.

                             ELECTION OF DIRECTORS

     The charter and by-laws of the Company provide that the directors shall be classified into three classes as equal in number as possible, with each director serving a three-year term. Currently, the Board of Directors is composed of 16 members with Class I consisting of six members and Classes II and III each consisting of five members. The terms of the Class II directors expire in April 2003. A new director joined the Company's Board of Directors in 2002 as a Class I director.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.

Nominees

     Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following six nominees for the office of director of the Company, to serve as directors for three years for the Class II nominees and for the remainder of the term for the Class I nominee and until their respective successors have been duly elected and qualified. All such nominees are currently serving as directors. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other persons, if any, as the Board of Directors may recommend.

     The names and ages of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, the number of shares of Common Stock of the Company beneficially owned by them on March 5, 2003, and certain other information are set forth below. The address of each such person is c/o Harbor Bankshares Corporation, 25 West Fayette Street, Baltimore, Maryland 21201.

        Directors to be elected at the 2003 Annual Meeting to serve until the 2006 Annual Meeting (Class II)

Name of Nominee              Information Regarding Nominee
---------------              -----------------------------

Sachinder Gupta              Mr. Gupta is 58 years old and has served as a
                             director of the Company since its formation in 1992 and of the Bank since 1989. He is President of E2CR, Inc., an engineering company.

                             17,737 shares (2.49%)/(1)(2)/

Nathaniel Higgs              Reverend Higgs is 72 years old and has served as a
                             director of the Company since its formation in 1992 and of the Bank since 1981. He is the Pastor of Southern Baptist Church.

                             9,545 shares (1.35%)/(1)(3)(4)/

Delores G. Kelley            Dr. Kelley is 66 years old and has served as a
                             director of the Company since its formation in 1992 and of the Bank since 1980. She is a Senator in the Maryland State Senate.

                             20,567 shares (2.87%)/(5)(6)/

Erich March                  Mr. March is 51 years old and has served as a
                             director of the Company since its formation in 1992 and of the Bank since 1981. He is Vice President of March Funeral Homes, Inc.

                             29,737 shares (4.15%)/(1)(5)(7)/

Stanley W. Tucker            Mr. Tucker is 55 years old and has served as a
                             director of the Company and of the Bank since 1996.
                             He is President of Meridian Management Company,
                             Inc., which is the managing general partner of MMG
                             Ventures L.P. (an investment management company).

                             54,268 shares (7.73%)/(1)(8)/

        Director to be elected at the 2003 Annual Meeting to serve until the 2005 Annual Meeting (Class I)

Name of Nominee              Information Regarding Nominee
---------------              -----------------------------

Carl W. Struever             Mr. Struever is 50 years old and has served as a
                             director of the Company and of the Bank since 2002.
                             He is President and CEO of Struever Bros. Eccles &
                             Rouse, Inc., a real estate development company.

                             2,955 shares *

Continuing Directors

     The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated.

           Directors to serve until the 2005 Annual Meeting (Class I)

Name of Class I Director      Information Regarding Class I Director
------------------------      --------------------------------------

James H. DeGraffenreidt, Jr.  Mr. DeGraffenreidt is 49 years old and has served as a director of the Company and of the Bank since 1996. He is Chairman and Chief Executive Officer of WGL Holding, Inc., distributors of natural gas.

                              13,928 shares (1.96%)/(9)/

Joe Louis Gladney             Mr. Gladney is 68 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1982. He is President of Gladney Transportation & Oil Company (heating oil sales and bus transportation).

                              40,333 shares (5.69%)/(10)/

Louis J. Grasmick             Mr. Grasmick is 73 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1982. He is Chief
                              Executive Officer of Grasmick Lumber Company, Inc.

                              23,227 shares (3.25%)/(5)(11)/

Joseph Haskins, Jr.           Mr. Haskins is 55 years old and has served as a
                              director of the Company since its formation in 1992 and of the Bank since 1980. He has served as Chief Executive Officer of the Company since its formation in 1992, Chairman of the Board of the Company and the Bank since 1995 and Chief
                              Executive Officer of the Bank since 1995.

                              87,607 shares (11.69%)/(12)/

John D. Ryder                 Mr. Ryder is 55 years old and has served as a
                              director of the Company and the Bank since January
                              2000. He was President and Chief Operating Officer of Metro Food Markets, a supermarket chain, until 2000. He is currently President of AXS
                              Technologies, a software company.

                              3,219 shares *

          Directors to serve until the 2004 Annual Meeting (Class III)

Name of Class III Director   Information Regarding Class III Director
--------------------------   ----------------------------------------

John Paterakis               Mr. Paterakis is 74 years old and has served as a
                             director of the Company since its formation in 1992 and of the Bank since 1982. He is President and Chief Executive Officer of H & S Bakery, Inc. and
                             Northeast Foods, Inc.

                             58,789 shares (8.37%)/(13)/

James Scott, Jr.             Mr. Scott is 45 years old and has served as a
                             director of the Company and the Bank since November
                             2000. He is a principal of Pennan & Scott P.C., an accounting firm.

                             3,247 shares */(1)(14)/

Edward St. John              Mr. St. John is 65 years old and has served as a
                             director of the Company since its formation in 1992 and of the Bank since 1990. He is President and Chief Executive Officer of M.I.E. Investment
                             Company, a real estate development company.

                             13,488 shares (1.92%)

Walter S. Thomas             Pastor Thomas is 52 years old and has served as a
                             director of the Company and the Bank since November
                             2000. He is the Pastor of New Psalmist Church.

                             228 shares */(15)/

George F. Vaeth, Jr.         Mr. Vaeth is 69 years old and has served as a
                             director of the Company since its formation in 1992 and of the Bank since 1981. He has served as Secretary of the Company since its formation and of the Bank since 1982. He is an architect with George
                             Vaeth Associates, Inc.

                             21,982 shares (3.08%)/(1)(16)/

Beneficial ownership of
Common Stock of all
directors and executive
officers as a group
(20 persons)                 422,421 shares (49.40%)/(17)/

-----------

*       Less than 1%.

/(1)/   Member of the Audit Committee of the Bank.

/(2)/   Includes currently exercisable options to purchase 8,864 shares.

/(3)/ Includes 2,819 shares owned jointly by Reverend Higgs and his wife. Does not include 13,704 shares owned by a religious organization over which Reverend Higgs has the power to vote.

/(4)/   Includes currently exercisable options to purchase 6,356 shares.

/(5)/   Includes currently exercisable options to purchase 13,644 shares.

/(6)/   Includes 619 shares owned by Dr. Kelley and her husband.

/(7)/ Includes 15,453 shares owned by a corporation over which Mr. March has the power to vote.

/(8)/   Includes 54,234 shares under the name of MMG Ventures L.P.

/(9)/   Includes currently exercisable options to purchase 9,603 shares.

/(10)/  Includes currently exercisable options to purchase 6,837 shares.

/(11)/ Includes 3,848 shares owned jointly by Mr. Grasmick and his son and 5,136 jointly with his wife.

/(12)/  Includes currently exercisable options to purchase 46,820 shares.

/(13)/ Includes 32,874 shares owned by three corporations controlled by Mr. Paterakis (J and B Associates, Inc., 16,437 shares, H & S Bakery, Inc., 6,164 shares, and Northeast Foods, Inc., 10,273 shares), and 11,300 shares owned by Paterakis Limited Partnership, LLP.

/(14)/  Includes 2,930 shares owned jointly with his wife.

/(15)/ Does not include 3,757 shares owned by a religious organization over which Pastor Thomas has the power to vote.

/(16)/  Includes currently exercisable options to purchase 12,257 shares.

/(17)/ Includes currently exercisable options to purchase 152,643 shares held by all executive officers and directors as a group.


Board and Committee Meetings

        The Board of Directors of the Company held 12 meetings during 2002. With the exception of Messrs. Gladney, Gupta, Ryder, Thomas and Tucker who attended 58%, 58%, 67%, 67% and 67%, respectively, of the meetings, each director attended at least 75% of the meetings of the Board of Directors and committees of the Company on which he served.

        The Board of Directors of the Company has not established any standing committees other than the Executive Committee. The Executive Committee, which is currently composed of Messrs. Paterakis (Chairman), Haskins, DeGraffenreidt, Grasmick, March and Vaeth and Dr. Kelley, met 13 times during 2002. The Executive Committee generally has the authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Company, subject to specific directions of the Board of Directors and the limitations of the Maryland General Corporation Law.

     The Audit Committee of the Bank meets with the Company's independent accountants to review whether satisfactory accounting procedures are being followed and whether internal accounting controls are adequate and to inform itself with regard to non-audit services performed by the independent accountants. During 2002, the directors designated by footnote (1) above were members of the Audit Committee, which met four times.

Compensation of Directors and Executive Officers

                           Summary Compensation Table

     The following table shows compensation paid to certain executive officers of the Company and the Bank for the three-year period ended December 31, 2002. No other executive officer received total annual compensation in excess of $100,000 during such period.

                               Annual Compensation
                               -------------------

                                                                                              All Other
Name and Position                                          Year      Salary      Bonus      Compensation
-----------------                                          ----      ------      -----      ------------
Joseph Haskins, Jr. (1)(2) ..........................      2002     $197,188    $118,313        $16,186
  Chairman, President and                                  2001      191,443      68,919         15,057
  Chief Executive Officer of the Company                   2000      182,324      56,708         13,409

Lester W. Johnson (3) ...............................      2002      104,263          --             --
  Former President and Chief Operating Officer             2001      109,148      10,500          4,072
  of the Bank                                              2000       90,914      10,266          2,310

------------
(1)  Bonus paid pursuant to the terms of Mr. Haskins' employment agreement.

(2) Other compensation includes a $6,191 premium for term life benefit paid by the Company for 2002, $5,662 for 2001 and $3,694 for 2000.

(3)  Mr. Johnson terminated his employment with the Bank in December 2002.

                        Option Grants in Last Fiscal Year

     The Company has adopted stock option plans, pursuant to which it has reserved 226,886 shares of its Common Stock for the issuance of options. The following table sets forth information regarding the options granted to the named executive officers during 2002:

                              Number of         Percent of Total      Exercise or  Market Price Per
                          Shares Underlying    Options Granted to     Base Price    Share on Date
Name                       Options Granted  Employees in Fiscal Year   Per Share       of Grant     Expiration Date
-----                     ----------------- ------------------------  -----------  ---------------- ---------------
Joseph Haskins, Jr. ....           1,655               54.3%            $17.35           $18.00        1/1/2012
Lester W. Johnson ......              --                 --                 --               --              --

                 Aggregated Option Exercises in Last Fiscal Year
                          and Year End Value of Options

     The following table sets forth the aggregated option exercises in 2002 and the option values at December 31, 2002, based upon a market value for Company Common Stock of $18.00 per share:

                                  Number of                     Number of          Value of Unexercised
                               Shares Acquired   Value      Unexercised Options    in-the-Money Options
Name                             On Exercise    Realized  at Fiscal Year-End/(1)/   at Fiscal Year-End
----                           ---------------  --------  -----------------------  --------------------
Joseph Haskins, Jr. ........           --          --              43,329               $107,730
Lester W. Johnson ..........           --          --                  --                     --


---------
/(1)/  Currently exercisable options.

Compensation of Directors

     Directors of the Company receive a fee of $400 for each board meeting attended ($550 if the director is a member of the Company's Executive Committee), but do not receive a fee for attendance at committee meetings. Total fees paid to directors of the Company during 2002 were $64,246. Directors who are not employed by the Company or the Bank are permitted to elect whether to receive their fees in the form of cash or in the form of options to purchase Common Stock of the Company under the 1995 Director Stock Option Plan which has been approved by the Company's stockholders. The exercise prices of the options will equal the market price of the Common Stock on the date of grant. The Company did not grant any options to its directors in 2002.

Mr. Haskins' Employment Agreement and Retirement Benefit

     Joseph Haskins, Jr. has an employment agreement with the Company and the Bank for a four-year term commencing as of January 1, 2000, which term may be automatically renewed for additional three-year terms unless earlier terminated. The employment agreement provides that Mr. Haskins will serve as Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank at an annual salary of $182,330, subject to annual increases approved by the Company and the Bank. Under the employment agreement, Mr. Haskins may also receive an annual incentive bonus based upon the attainment of goals and objectives set by the Company's Board of Directors. If the minimum level of such goals and objectives is not met, Mr. Haskins will not be entitled to an incentive bonus. If the Company's Board of Directors awards Mr. Haskins an incentive bonus, the amount of the bonus will range from 60% to 100% of Mr. Haskins' then current salary, as determined by the Company Board of Directors. In addition to the benefit programs, plans, and arrangements of the Company and the Bank generally available to their employees and the normal perquisites provided to their senior executive officers, the employment agreement provides that Mr. Haskins will receive long-term disability insurance, life insurance, and an automobile allowance. Further, the Company must maintain a key man life insurance policy on the life of Mr. Haskins in order to provide the funds necessary to buy his shares of Company Common Stock from his estate or his heirs.

     If the Company terminates Mr. Haskins' employment because he becomes disabled, the Company will continue to provide Mr. Haskins with long-term disability insurance and medical and group life insurance until he attains age
65. Upon termination without cause or resignation with good reason (as those terms are used in the employment agreement), Mr. Haskins would be entitled to
(1) severance pay equal to three times his base salary at the time of termination, payable in three equal annual installments, the first of which is due within 30 days of termination, (2) a pro rated bonus based upon the bonus paid in the year prior to termination or resignation, and (3) immediate vesting of his outstanding options. If Mr. Haskins voluntarily resigns without good reason or if the Company terminates his employment for cause, the Company would not have any further obligations to Mr. Haskins under his employment agreement.

     The Company must pay a change of control benefit to Mr. Haskins if either
(1) within 12 months after a change of control of the Company, the Company terminates Mr. Haskins' employment without cause or Mr. Haskins terminates his employment for good reason or (2) within 30 days after the expiration of six months after the change in control, Mr. Haskins' terminates his employment for any reason. The change of control benefit would equal the greater of (1) 2.99 times the average of Mr. Haskins' gross compensation from the Company over the five-year period before the termination or (2) the amount Mr. Haskins would receive if he was terminated without cause, as described in the prior paragraph. Further, in such event, Mr. Haskins would be entitled to the immediate vesting of his options.

     Mr. Haskins may be entitled to receive a retirement benefit under an executive supplemental retirement plan. Mr. Haskins will receive 15 annual payments of the greater of (1) 63% of his final base salary or (2) $200,000, payable at the time of retirement, if he retires at or after age 62. Mr. Haskins will receive 15 annual payments, each payment being equal to 63% of his final base salary, payable at the time of retirement or termination (or in the case of a disability, at the age of 65), if before age 62:

        . Mr. Haskins terminates his employment for good reason or, within 30 days after the expiration of six months after a change of control of the Company, Mr. Haskins terminates his employment with or without good reason; or

        . the Company terminates Mr. Haskins' employment without cause or because of a disability.

     If Mr. Haskins terminates his employment before age 62 without good reason, Mr. Haskins will be entitled to a prorated amount of 63% of his final base salary based upon the number of years he provided service to the Company from the year 2000 until such time as he retires. However, if the Company terminates Mr. Haskins' employment for cause, Mr. Haskins will forfeit his retirement benefit. In the event of Mr. Haskins' death, Mr. Haskins' beneficiaries would be entitled to receive the remainder of the retirement benefit should he die before receipt of the full retirement benefit.

Transactions with Directors, Executive Officers, and Affiliates

     During the past year the Bank has had loan transactions in the ordinary course of its banking business with directors and executive officers of the Bank and with their affiliates. Loans to such persons were made in the ordinary course of business and did not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. All such loans were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliates. The Bank expects to enter into such transactions in the future. As of December 31, 2002, loans to directors and executive officers of the Bank, and their affiliates, including loans guaranteed by such persons and unfunded commitments made in 2002, aggregated $3,547,000 or approximately 34.0% of tangible stockholders' equity of the Bank.

                             PRINCIPAL STOCKHOLDERS

         No persons were known by the Company to own beneficially, directly or indirectly, more than 5% of the Company's Common Stock outstanding on March 5, 2003 except as follows:

Name of Stockholder/(1)/       Information Regarding Stockholder
------------------------       ---------------------------------

Joe Louis Gladney              Beneficially owns 40,333 shares (5.69%), which
                               includes currently exercisable options to purchase 6,837 shares.

Joseph Haskins, Jr.            Beneficially owns 87,607 shares (11.69%), which
                               includes currently exercisable options to purchase 46,820 shares.

John Paterakis                 Beneficially owns 58,789 shares (8.37%), which
                               includes 32,874 shares held by corporations controlled by Mr. Paterakis and 11,300 shares owned by Paterakis Limited Partnership, LLP.

Stanley W. Tucker              Beneficially owns 54,268 shares (7.73%), which
                               includes 54,234 shares under the name of MMG
                               Ventures L.P.

--------------
(1) The address of these persons is c/o Harbor Bankshares Corporation, 25 West Fayette Street, Baltimore, Maryland 21201.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on the Company's review of the copies of the forms received by it, or written representations from certain reporting persons that they were not required to file Form 5, the Company believes that, with regard to the transactions required to have been reported in 2002 or on a Form 5 for the year ended December 31, 2002, all of the directors and executive officers of the Company have made the necessary filings in compliance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Bank is composed of six directors, all of whom are independent in accordance with Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which was attached as an exhibit to a prior year's proxy statement, and is responsible for overseeing the Company's and the Bank's financial reporting process on behalf of their Boards of Directors.

     Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and Stegman & Company, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Stegman & Company the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Stegman & Company's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

     Stegman & Company also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Stegman & Company that firm's independence. The Audit Committee considered whether the provision of tax preparation services by Stegman & Company to the Company in 2002 was compatible with maintaining their independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     The Audit Committee also recommended the selection of Stegman & Company as the Company's independent auditors for 2003.

                                        Audit Committee

                                        George F. Vaeth, Jr., Chair
                                        Sachinder Gupta
                                        Nathaniel Higgs
                                        Erich March
                                        James Scott, Jr.
                                        Stanley W. Tucker

                         INDEPENDENT PUBLIC ACCOUNTANTS

General

     Management has selected Stegman & Company as independent public accountants to audit the Company's 2003 financial statements. That firm also audited the Company's financial statements for 2002. A representative of Stegman & Company is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she decides, and will respond to appropriate questions.

Audit Fees

     Stegman & Company has billed the Company $45,675 for professional services rendered in connection with the audit of the Company's financial statements as of and for the period ended December 31, 2002 and $5,500 for the reviews of the Company's financial statements included in its quarterly reports filed with the Securities and Exchange Commission in 2002.

Financial Information Systems Design and Implementation Fees

     Stegman & Company has not provided any professional accounting services to the Company related to financial information systems design and implementation.

All Other Fees

     In 2002, Stegman & Company billed the Company $8,750 for professional services rendered in connection with the preparation of the Company's tax returns.

                                  OTHER MATTERS

     The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interest of the Company. Other than the election of directors, each matter to be submitted to the stockholders requires the affirmative vote of a majority of all the shares voted at the meeting or a majority of all the shares outstanding and entitled to be voted.

                              STOCKHOLDER PROPOSALS

     The Company must receive any stockholder proposal intended to be presented at the 2004 Annual Meeting of Stockholders by November 15, 2003 for inclusion in the Company's proxy statement and proxy relating to that meeting. The Company will be able to use proxies given to it for next year's meeting to vote for or against any such proposal at the Company's discretion unless the proposal is submitted to the Company on or before March 22, 2004.

                          HARBOR BANKSHARES CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Harbor Bankshares Corporation (the "Company") hereby appoints Joseph Haskins, Jr. and George F. Vaeth, Jr., or either of them, the lawful attorneys and proxies of the undersigned with full power of substitution to vote, as designated below, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders called to convene on April 16, 2003, and at any and all adjournments or postponements thereof.

     (1)  Election of directors.

          [_] For all nominees listed below (except as marked to the contrary below).

          [_]  Withhold authority to vote for all nominees listed below.

               Three-year term: Sachinder Gupta, Nathaniel Higgs, Delores G. Kelley, Erich March and Stanley W. Tucker.

               Two-year term:  Carl W. Struever.

               (To withhold authority to vote for any individual nominee, strike out the nominee's name.)

     (2) In their discretion on such other matters as may properly come before the meeting.

                   (Continued and to be signed on other side)

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. In the absence of specific instructions, proxies will be voted for the directors named in the proxy statement and in the best discretion of the proxy holders as to any other matters.

                                        Dated ____________________________, 2003


                                        ______________________________________
                                        Signature


                                        ______________________________________
                                        Signature


(Please sign as name(s) appears on stock certificate. If joint account, both owners must sign. Executors, administrators, trustees or persons signing in a similar capacity should so indicate.)

                                      -2-